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                                                                      EXHIBIT 21

                            NIPSCO INDUSTRIES, INC.
                 LIST OF SUBSIDIARIES AS OF DECEMBER 31, 1997

  All subsidiaries are incorporated in Indiana, except for Elm Energy and Recycling (UK) Ltd., which is incorporated in United Kingdom; FuelMaker Corporation, which is incorporated in Toronto, Canada; Inventory Management and Distribution Company, L.L.C., Laredo Nueces Pipeline Company, Midtex Gas Storage Company, L.L.P. and NFCO Acquisition Company, which are incorporated in Texas; N Squared Aviation, LLC, Triumph Natural Gas, Inc., Market Hub Partners L.P. and Bristol Resources Production Company, L.L.C. which are incorporated in Delaware; Sun Power Corporation which is incorporated in California; Progeni, Inc. which is incorporated in Illinois; and NESI Energy Marketing Canada Limited, NIPSCO Energy Services Canada, Limited and Southlake Energy Inc., which are incorporated in Alberta, Canada. All subsidiaries are wholly-owned unless otherwise indicated.

NIPSCO Industries Management Services Company

Hamilton Harbour Insurance Services, Ltd.

NI Telecomm, Inc.

Crossroads Pipeline Company

NIPSCO Capital Markets, Inc.

NEM Acquisition Corp.

IWC Resources Corporation
     Its subsidiaries are:
         Indianapolis Water Company
         Harbour Water Corporation
         Utility Data Corporation
         Waterway Holdings, Inc.
         IWC Services, Inc.
           Its subsidiary is:
               White River Environmental Partnership  (1)
         SM&P Utility Resources, Inc.
         Miller Pipeline Corporation

Primary Energy, Inc.
     Its subsidiaries are:
         Harbor Coal Company
         Lakeside Energy Corporation
         North Lake Energy Corporation
         Portside Energy Corporation
         Cokenergy, Inc.

Northern Indiana Public Service Company
     Its subsidiaries are:
         NIPSCO Exploration Company, Inc.
         Shore Line Shops Incorporated

NI Energy Services, Inc. (formerly known as NIPSCO Energy Services, Inc.)
     Its subsidiaries are:
         Market Hub Partners, L.P. (2)
         Inventory Management and Distribution Company, L.L.C. (3)
         NIPSCO Energy Trading Corp.
         NIPSCO Fuel Company, Inc.


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          Its subsidiaries are:
               NFCO Acquisition Company
               Bristol Resources Production Company, L.L.C. (4)
         NI-TEX, Inc.
           Laredo Nueces Pipeline Company  (5)
           Midtex Gas Storage Company, L.L.P.  (6)
         NESI Energy Marketing L.L.C. (7) (8)
         Green Fuels, Inc.
         Parkway Engineering and Distributing Company, Inc.
         NESI Power Marketing, Inc.
         NESI Integrated Energy Resources, Inc.
         NESI Energy Services Company
         NIPSCO Energy Services Canada Limited
           Its subsidiaries are:
               FuelMaker Corporation  (9)
               Southlake Energy, Inc.
               NESI Energy Marketing Canada Ltd. (10)
         Triumph Natural Gas, Inc.  (11)

NIPSCO Development Company, Inc.
     Its subsidiaries are:
         Analytic Systems Laboratories, Inc. (12)
         Elm Energy and Recycling (UK) Limited (12)
         Protonics Research, Inc. (12)
         G. R. Clark Corporation
         International Polymer Corp.
         JOF Transportation Company
         KOGAF Enterprises, Inc.
         Lake Erie Land Company
           Its subsidiary is:
               SCC Services, Inc.
         N Squared Aviation, LLC  (13)
         NDC Douglas Properties, Inc.
         NIPSCO International Power Systems Company
         NIPSCO Security Services, Inc.
         RIC, Inc.
           Its subsidiary is:
               Cardinal Property Management, Inc.
         Riverside Caloric Company
         Progeni, Inc.
         Sun Power Corporation (14)

Kokomo Gas and Fuel Company
     Its subsidiary is:
         KGF Trading Company

Northern Indiana Fuel and Light Company, Inc.
     Its subsidiary is:
         Northern Indiana Trading Company
_______________
(1)  Majority-owned interest of IWC Services, Inc.
(2)  Minority-owned partnership of NI Energy Services, Inc.
(3)  Minority-owned interest of NI Energy Services, Inc.
(4)  Majority-owned interest of NIPSCO Fuel Company, Inc.
(5)  50% owned interest of NI-TEX, Inc.
(6)  Minority-owned interest of NI-TEX, Inc.
(7)  Majority-owned interest of NI Energy Services, Inc.
(8)  Minority-owned interest of NEM Acquisition Corp.
(9) 50% owned subsidiary of NIPSCO Energy Services Canada Limited. Sold January 1998.
(10) Majority-owned by NIPSCO Energy Services Canada Limited.
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(11)  Majority-owned subsidiary of NI Energy Services, Inc.
(12)  Majority-owned subsidiary of NIPSCO Development Company, Inc.
(13)  Minority-owned interest of NIPSCO Development Company, Inc.
(14)  Minority-owned subsidiary of NIPSCO Development Company, Inc.